LOSS PER COMMON SHARE COMPUTATION
                     VANGUARD AIRLINES, INC.


                                                           Period From
                                                         April 24, 1994
                           Year Ended      Year Ended  (Date of Inception)
                          December 31,    December 31,   to December 31,
                              1996             1995            1994

Net Loss                 $(25,808,070)   $(12,195,530)       $(3,442,457)

Weighted
average number
of common
shares outstanding
during the year     9,056,888                1,796,083            406,533

Add - common
equivalent shares
representing shares
issuable upon the
conversion of Serise
A Preferred Stock/2/                         1,665,753          1,872,000

Add - common
equivalent shares
representing shares
issuable upon the
conversation of Series
B Preferred Stock /2/                        3,032,540          1,890,066

Add - common
equivalent shares
(determined using
the "treasury stock
method") representing
the shares issuable
upon the exercise
of stock options
outstanding                                    570,864            567,094

Add - common
equivalent shares
(determined using the
"treasury stock method")
representing shares
issuable upon the
exercise of warrants
outstanding /1/                                330,681            171,684

Weighted average
number of common
and common equivalent
shares outstanding           9,056,888       7,395,921          4,907,377

Net loss per share             $(2.85)         $(1.65)             $(.70)




/1/ In 1995, the computation of loss per share was determined under the provisions of Securities and Exchange Commission Staff Accounting Bulletin No. 83. In 1996, outstanding stock options and warrants were not considered in the net loss per share calculation, as their effects are antidilutive.

/2/  Series A and Series B Preferred Stock converted on November
3, 1995 in connection with the closing of the Company's initial public offering of Common Stock.